Exhibit 10.11

TENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of December 22, 2008, is by and among GLOBAL ETHANOL, LLC, a Delaware limited liability company formerly known as Midwest Grain Processors, LLC (the “Borrower”), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement referred to below (collectively, the “Lenders”, and individually, a “Lender”) and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as agent for the Lenders and for the Issuer, as defined in the Loan Agreement (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006, a Third Amendment dated as of September 22, 2006, a Fourth Amendment dated as of October 31, 2006, a Fifth Amendment dated as of February 22, 2007, a Sixth Amendment dated as of May 25, 2007, a Seventh Amendment dated as of August 31, 2007, an Eighth Amendment dated as of November 30, 2007, and a Ninth Amendment dated as of October 31, 2008 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Loan Agreement, and the Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Eligible Accounts. Clause (c) of Section 3.1 of the Loan Agreement is hereby deleted in its entirety to have Section 3.1 of the Loan Agreement read as follows:

3.1      Eligible Accounts. The Agent shall have the right, in the exercise of the Agent’s reasonable discretion, to determine whether Accounts are eligible for inclusion in the Borrowing Base at any particular time (such eligible accounts being referred to as “Eligible Accounts”). Without limiting the Agent’s right to determine that Accounts do not constitute Eligible Accounts, the following Accounts shall not be Eligible Accounts: (a) all Accounts which are at that time unpaid for a period exceeding sixty (60) days after the original invoice due date of the original invoice related thereto; (b) all Accounts owing by an Account Debtor if more than ten percent (10%) of the Accounts owing by such Account Debtor are at that time unpaid for a period exceeding sixty (60) days after the invoice due date of the original invoice related thereto; (c) those Accounts owing from the United States or any department, agency or instrumentality thereof unless Borrower shall have complied with the Assignment of Claims Act to the satisfaction of the Agent; (d) Accounts which arise out of transactions with Affiliates; (e) Accounts of an Account Debtor that is located outside the United States, unless such Accounts are covered by a letter of credit issued or confirmed by a bank acceptable to the Agent or are covered by foreign credit insurance acceptable to the Agent; (f) Accounts which are or may be subject to rights of setoff or counterclaim by the Account Debtor (to the extent of the amount of such setoff or counterclaim); (g) Accounts in which the Agent does not, for any reason, have a first priority perfected security interest; and (h) Accounts which in the Agent’s opinion may be subject to liens or conflicting claims of ownership, whether such liens or conflicting claims are asserted or could be asserted by any Person.

2.        Exhibits. The Loan Agreement is hereby amended by deleting Exhibit 3A in its entirety.

3.        Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)        the Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms;

(b)        the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the organizational documents of the Borrower; or (iii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; and

(c)        all of the representations and warranties contained in Article 6 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.        Conditions to Effectiveness of this Amendment. This Amendment shall become effective when the Agent shall have received the following:

(a)        this Amendment, duly executed by the Borrower, the Agent and the Lenders; and

(b)        a certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) the true and proper adoption of resolutions of the Borrower’s board of directors sufficient to authorize the transactions described in this Amendment, and

(ii) the true and correct signatures of each of the Persons authorized to sign this Amendment and any other documents to be delivered hereunder or thereunder.

5.        References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby, and any and all references in any other Financing Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6.        No Other Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default under the Loan Agreement or breach, default or event of default under any other Financing Agreement or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Amendment.

7.        Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8.        Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement to reimburse the Agent for all expenses and fees paid or incurred in connection with any amendments to the Loan Agreement. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

9.        Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GLOBAL ETHANOL, LLC, as Borrower

By:	/s/ Patrick W. Samuelson
Name: Patrick W. Samuelson
Title: Chief Financial Officer

COBANK, ACB, as Agent and as a Lender

By:	/s/ Lois Timkovich
Name: Lois Timkovich
Title: Assistant Corporate Secretary

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By:	/s/ Kathryn Frahm
Name: Kathryn Frahm
Title: Vice President

METROPOLITAN LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Tony Jennings
Name: Tony Jennings
Title: Director

(Signature Page to Tenth Amendment to Amended and Restated Loan and Security Agreement)